Exhibit 4

March 31, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	United Community Financial Corp. — Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2007

Ladies and Gentlemen:

Today, United Community Financial Corp., an Ohio corporation (“United Community”), is filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, United Community hereby agrees to furnish the SEC, upon request, copies of instruments and agreements, defining the rights of holders of United Community’s long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The total amount of securities issued under any instrument of such long-term debt does not exceed 10% of the total assets of United Community and its subsidiaries on a consolidated basis.

Very truly yours,

UNITED COMMUNITY FINANCIAL CORP.

Patrick A. Kelly
Chief Financial Officer

EX.4-1